Exhibit 24.7


                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mitchell M. Cox and Stephen G. Bodhurta and each of them, with full power to act without the other, her and his, respectively, true and lawful attorneys-in-fact and agents with full and several power of substitution, for her and him and in her and his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to the Registration Statements for each of the Biotech HOLDRS(SM) Trust, B2B Internet HOLDRS(SM) Trust, Broadband HOLDRS(SM) Trust, Europe 2001 HOLDRS(SM) Trust, Internet HOLDRS(SM) Trust, Internet Architecture HOLDRS(SM) Trust, Internet Infrastructure HOLDRS(SM) Trust, Market 2000+ HOLDRS(SM) Trust, Oil Service HOLDRS(SM) Trust, Pharmaceutical HOLDRS(SM) Trust, Regional Bank HOLDRS(SM) Trust, Semiconductor HOLDRS(SM) Trust, Software HOLDRS(SM) Trust, Telecom HOLDRS(SM) Trust, Wireless HOLDRS(SM) Trust, Utilities HOLDRS(SM) Trust and Retail HOLDRS(SM) Trust, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as she or he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 14, 2006

Signature                                  Title
---------                                  -----

                                           Chairman of the Board &
   /s/ Robert J. McCann                    Chief Executive Officer
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Name: Robert J. McCann


                                           First Vice President, Chief Financial
    /s/ Joseph F. Regan                    Officer & Controller
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Name: Joseph F. Regan